Exhibit 99.1

PDS GAMING CORPORATION SHAREHOLDERS VOTE TO APPROVE “GOING PRIVATE” MERGER TRANSACTION

Las Vegas, Nevada (September 24, 2004) – PDS Gaming Corporation (NasdaqSC: PDSG), a company that finances, leases and remarkets gaming equipment to the casino industry, announced yesterday that its shareholders have voted, at a special shareholders meeting held in the afternoon, to approve the Agreement and Plan of Merger by and among the Company, PDS Holding Co., Inc. (“PDSH”) and PDS Acquisition Sub, LLC relating to the Company’s previously announced “going private” transaction. The Agreement and Plan of Merger and the underlying transaction are described in the Company’s August 24, 2004 definitive Proxy Statement as filed with the Securities and Exchange Commission (“SEC”).

Consummation of the “going private” transaction is subject to the satisfaction of a number of conditions, including, without limitation, the receipt of all necessary consents from third parties, the approval of such transaction by gaming regulatory agencies and the receipt by PDSH of the necessary financing.

PDS Gaming Corporation is headquartered in Las Vegas, Nevada and provides customized finance and leasing solutions to the casino industry in the United States.

This press release includes statements that may constitute “forward-looking” statements.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, the failure of regulators and other third parties to approve of or consent to the “going private” transaction and other risks detailed in the Company’s periodic report and other filings with the SEC.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For additional information, please contact:

Peter D. Cleary, President, Treasurer and Chief Financial Officer of PDS Gaming Corporation, at (702) 736-0700